JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2008
DECEMBER 31, 2009

AND SEPTEMBER 30, 2010

INDEPENDENT AUDITORS' REPORT

To the Stockholders’ of Jinxinglong Electrical Appliances Co., LTD

We have audited the accompanying balance sheet of Jinxinglong Electrical Appliances Co., LTD(the "Company"), as of December 31, 2009 and 2008, and the related statement of operations and comprehensive income, cash flows, and stockholders’ equity for each of the two years in the period December 31, 2009.  These financial statements are the responsibility of the management of the Company.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jinxinglong Electrical Appliances Co., LTD.  as of December 31, 2009 and 2008, and the results of its operations and comprehensive income, cash flows, for each of the two years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower& Co., LLP

Iselin, New Jersey
December 10, 2010

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
 BALANCE SHEETS

	September 30, 2010	December 31, 2009	December 31, 2008
	(unaudited)	(audited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$121,090	$55,507	$39,243
Accounts receivable	10,704,755	5,237,826	2,797,331
Trade deposit	344,448	-	107,421
Inventories	823,021	1,332,930	1,231,705
TOTAL CURRENT ASSETS	11,993,314	6,626,263	4,175,700
Property, plant and equipment – net	340,118	351,480	396,493
TOTAL ASSETS	$12,333,432	$6,977,743	$4,572,193

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loans	$1,417,678	$1,098,386	$365,786
Accounts payable–trade	2,717,973	625,185	1,472,971
Accrued expenses and other payables	81,961	71,228	72,093
Income taxes payable	138,989	88,619	78,497
Other taxes payable	323,103	91,580	48,520
TOTAL CURRENT LIABILITIES	4,679,704	1,974,998	2,037,867
TOTAL LIABILITIES	4,679,704	1,974,998	2,037,867

STOCKHOLDERS’ EQUITY
Registered capital	388,014	388,014	388,014
Additional paid in capital	717,755	518,190	254,701
Retained earnings	6,147,112	3,814,612	1,637,324
Statutory reserve	194,007	194,007	169,897
Other comprehensive income	206,840	87,922	84,390
TOTAL STOCKHOLDERS’ EQUITY	7,653,728	5,002,745	2,534,326
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,333,432	$6,977,743	$4,572,193

The accompanying notes are an integral part of these financial statements.

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
STATEMENTS OF OPERATIONSAND COMPREHENSIVE INCOME

		Years Ended
	Nine Months Ended September 30, 2010 (unaudited)	December 31, 2009 (audited)	December 31, 2008 (audited)
Net sales	$17,028,721	$17,604,997	$12,153,880
Cost of sales	13,955,606	14,440,618	9,978,438
GROSS PROFIT	3,073,115	3,164,379	2,175,442

General, selling and administrative expenses	327,547	513,430	443,909

INCOME FROM OPERATIONS	2,745,568	2,650,949	1,731,533

OTHER INCOME
Other income	723	-	2,320
Interest expense, net	(58,952)	(86,192)	(110,754)

INCOME BEFORE INCOME TAXES	2,687,339	2,564,757	1,623,099

INCOME TAXES	354,839	363,359	234,725

NET INCOME	2,332,500	2,201,398	1,388,374
OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	118,918	3,532	109,109

COMPREHENSIVE INCOME	$2,451,418	$2,204,930	$1,497,483

The accompanying notes are an integral part of these financial statements

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
STATEMENTS OF CASH FLOWS

	Nine Months Ended	Years Ended
	September 30, 2010	December 31, 2009	December 31, 2008
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income	$2,332,500	2,201,398	1,388,374
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Non cash lease expense	199,565	263,489	254,701
Depreciation	39,860	49,706	59,821
Change in assets and liabilities
(Increase) decrease in assets:
Accounts receivable	(5,466,929)	(2,440,495)	(1,779,531)
Trade deposit	(344,448)	107,421	(107,421)
Inventories	509,909	(101,225)	(203,790)
Increase (decrease) in liabilities:
Accounts payable	2,092,788	(847,786)	689,908
Accrued expenses and other payables	10,733	(865)	20,387
Income taxes payable	50,370	10,122	78,497
Other taxes payable	231,523	43,060	24,315
Net cash provided by (used in) Operating Activities	(344,129)	(715,175)	425,261

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(28,498)	(4,693)	(61,258)
Net cash used in Investing Activities	(28,498)	(4,693)	(61,258)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Proceeds from bank loans	591,305	1,976,169	-
Repayments of bank loans	(272,013)	(1,243,569)	(1,141,146)
Net cash provided by (used in) Financing Activities	319,292	732,600	(1,141,146)
Exchange rate effect on cash	118,918	3,532	109,109
Net increase (decrease) in cash	65,583	16,264	(668,034)
Cash - begin of period	55,507	39,243	707,277
Cash - end of period	$121,090	$55,507	$39,243

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$306,607	$353,315	$158,811
Interest expense	60,333	87,240	105,686

The accompanying notes are an integral part of these financial statements

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
STATEMENT OF STOCKHOLDERS’ EQUITY

				Accumulated
		Additional		Other
	Registered	Paid in	Statutory	Comprehensive	Retained
	Capital	Capital	Reserve	Income	Earnings	Total Equity
Balance December 31, 2007	$388,014	$-	$-	$(24,719)	$418,847	$782,142
Comprehensive Income:
Net Income	-	-	-	-	1,388,374	1,388,374
Foreign currency translation	-	-	-	109,109	-	109,109
Contributed capital	-	254,701	-	-	-	254,701
Statutory reserves	-	-	169,897	-	(169,897)	-
Balance December 31, 2008	388,014	254,701	169,897	84,390	1,637,324	2,534,326
Comprehensive Income:						-
Net income	-	-	-	-	2,201,398	2,201,398
Foreign currency translation	-	-	-	3,532	-	3,532
Contributed capital	-	263,489	-	-	-	263,489
Statutory reserves	-	-	24,110	-	(24,110)	-
Balance December 31, 2009	388,014	518,190	194,007	87,922	3,814,612	5,002,745
Comprehensive Income:
Net income	-	-	-	-	2,332,500	2,332,500
Foreign currency translation	-	-	-	118,918	-	118,918
Contributed capital	-	199,565	-	-	-	199,565
						-
Balance September 30, 2010	$388,014	$717,755	$194,007	$206,840	$6,147,112	$7,653,728

The accompanying notes are an integral part of these financial statements

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Jinxinglong Electrical Appliances Co.,Ltd.  (“Jinxinglong” or the “Company”) was incorporated in September, 2002 in Jiangmen City, China with registered capital of RMB 2.5 million. It mainly manufactures and distributes fans and lightings in one business segment.

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. These financial statements include the accounts of the Company.   In the opinion of management, the accompanying financial statements reflect the adjustments considered necessary for a fair presentation of the Company’s results as of for years ended December 31, 2008 and 2009, and for the nine months ended September 30, 2010.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash accounts, interest bearing savings accounts and time certificates of deposit with a maturity of three months or less when purchased.

Accounts receivable - trade

Accounts receivable - trade is stated net of reserves for doubtful accounts.  Management reviews the aging of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded in accordance with Company policy.  Management determined that no reserve for doubtful accounts was required as of atSeptember 30, 2010, December 31, 2009 and December 31, 2008, respectively.

Inventory

Raw material cost is determined by the weighted average method.  Most of the Company’s inventory consists of raw materials such as stainless steel plate, metal plate and plastics.The cost of work-in-progress and finished goods inventories consist of raw materials, direct labor and overhead associated with the manufacturing process. Inventories are stated at the lower of cost or market utilizing the moving average method. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead. An allowance is established when management determines that the carrying value of certain inventories may not be realizable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. Any reserves recorded would be based on estimates and reflected in cost of sales. There were no allowances deemed necessary by management as of September 30, 2010, December 31, 2009 and December 31, 2008.

Property, plant and equipment

The Company accounts for property, plant and equipment in accordance with the FASB ASC Topic 360, “Property, plant and equipment”. Property, plant and equipment is stated at cost including the cost of improvements.  Maintenance and repairs are charged to expense as incurred.  Assets under construction are not depreciated until construction is completed and the assets are ready for their intended use. Depreciation is provided on the straight-line methodbased on the estimated useful life of the assets

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are shipped to customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.  Customers do not have a general right of return on products shipped. Product returns to the Company have been insignificant thus far.  There are no post-shipment obligations, price protection or bill and hold arrangements.

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

Income taxes

The Company is incorporated in the People’s Republic of China (“PRC”) and is subject to the income tax laws of PRC.  The statutory rate under the laws of the PRC is 25%.The Company was entitled to exemption was two years from PRC income tax, starting from its first profitable year,by a three-year 50% reduction in its tax rate (“Tax Holiday”). The dollar benefitsof this Tax Holiday areapproximately $354,839 for the nine months ended September 30, 2010 and $363,359 and $234,725 for the full years ended December 31, 2009 and 2008, respectively.

GAAP requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2010, December 31, 2009 and December 31, 2008, the Company had no deferred tax assets or liabilities.

Based on a review of our tax positions, the Company was not required to record a liability for unrecognized tax position. Further, there has been no change during 2010 thus far.Accordingly, we have not accrued any interest and penalties through September 30, 2010.

Foreign currency translation

The Company operations are based in the PRC with its currency, the Renminbi (“RMB”), as the functional currency. The Company’s accounts are translated from RMB into US dollars in accordance with FASB ASC Topic 830, “Foreign Currency Matters”.  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, the stockholders’ equity is translated at the historical rates and all income and expense items are translated at the average rate for each of the periods.  The resulting translation adjustments are reported under Other comprehensive income in accordance with GAAP as a component of stockholders’ equity.  Transaction gains and losses are reflected in the Statement of operations.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities,the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Several areas require management’s estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management’s estimates related to the collectability of the accounts receivable, the realizability of inventory, the accrued liabilities and the useful lives for property, plant and equipment. Actual results could differ from those estimates.

Risks and uncertainties

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and foreign currency exchange rates.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessments inherently involve an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If theassessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Statement of Cash Flows

In accordance with GAAP, cash flows from the Company’s operations are based upon RMB. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company attempts to control risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure is limited.

Recent accounting pronouncements

In the opinion of management, there are no recent accounting pronouncements that will have a material effect of the Company’s financial statements.

NOTE 4– INVENTORIES

Inventories consisted of the following:

	September 30, 2010	December 31, 2009	December 31, 2008
Raw materials	$36,142	$708,761	$982,078
Work in process	474,003	310,027	93,474
Finished goods	312,876	314,142	156,153
Total	$823,021	$1,332,930	$1,231,705

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	Useful Life	September 30, 2010	December 31, 2009	December 31, 2008
Plant and machinery	5 to 10 years	$530,475	$501,977	$498,926
Furniture, fixtures and equipment	5 to 10 years	45,880	45,880	44,238
Motor vehicles	8 to 10 years	37,544	37,544	37,544
Total		613,899	585,401	580,708
Less: accumulated depreciation		(273,781)	(233,921)	(184,215)
Net book value		$340,118	$351,480	$396,493

During the periods ended September 30, 2010, December 31, 2009 and December 31, 2008, depreciation expenses were $39,860, $49,706, and $59,821, respectively.  Of these amounts, for the periods ended September 30, 2010, December 31, 2009 and December 31, 2008, $26,460, $36,333 and $37,174 respectively, were capitalized into inventory to be expensed through cost of goods sold.

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – SHORT TERM BANK LOAN

The short term bank loans, denominated in Chinese Renminbi, are as follows:

	September 30, 2010	December 31, 2009	December 31, 2008
Loan from Huicheng Credit Union Co., Ltd, interest rate at 8.68%, due on October 20,2009, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	$-	$-	$365,786
Loan from Huicheng Credit Union Co., Ltd, interest rate at 6.37%, due on Septembr 20,2010, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	-	292,903	-
Loan from Huicheng Credit Union Co., Ltd, interest rate at 6.37%, due on October 20,2010, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	439,354	439,354	-
Loan from Huicheng Credit Union Co., Ltd, interest rate at 6.37%, due on November 20,2010, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	366,129	366,129	-
Loan from Huicheng Credit Union Co., Ltd, interest rate at 6.66%, due on April 20,2011, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	306,098	-	-
Loan from Huicheng Credit Union Co., Ltd, interest rate at 5.32%, due on August 20,2011, guaranteed by Jiangmen Jinhua Metal Surface Decoration Co., Ltd, a related party	306,097	-	-
Total Short term bank loans	$1,417,678	$1,098,386	$365,786

The owner of Jiangmen Jinhua Metal Surface Decoration Co., Ltd. is a family relative to the shareholder of Jinxinglong.

NOTE 7 – WARRANTY

The Company evaluates its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred.  The Company assesses its warranty liability annually and as ofSeptember 30, 2010, December 31, 2009 and December 31, 2008, the Company believed that it had no material warranty claimsliability. The warranty claims would be included in accrued expenses in the accompanying balance sheet.

NOTE 8– INCOME TAXES

The Company is incorporated in the PRC and is subject to the income tax laws of PRC.  All of the tax provisions for the periods ended September 30, 2010, December 31, 2009 and December 31, 2008 pertain to PRC taxes.

NOTE 9– CONCENTRATIONS, RISK AND UNCERTAINTIES

The Company has the following concentrations of business with each customer constituting greater than 10% of the Company’s sales:

	Nine months ended	Years ended
	September 30, 2010	December 31, 2009	December 31, 2008
Jiangmen Pioneer Import&Export Co., Ltd	100%	100%	-
Jiangmen Xinqin Import &Export Co., Ltd	-	-	100%

JINXINGLONG ELECTRICAL APPLIANCES CO., LTD.
NOTES TO FINANCIAL STATEMENTS

The Company has the following concentrations of accounts receivable constituting greater than 10% of the Company’s accounts receivable:

	Nine months ended	Years ended
	September 30, 2010	December 31, 2009	December 31, 2008
Jiangmen Pioneer Import &Export Co., Ltd	86%	71%	-
Jiangmen Xinqin Import & export Co., Ltd	14%	29%	100%

This concentration makes the Company vulnerable to a near-term severe impact should the relationships be impaired or terminated.

The Company has the following concentrations of business with each supplier constituting greater than 10% of the Company’s purchases:

	Nine months ended	Years ended
	September 30, 2010	December 31, 2009	December 31, 2008
Foshan Supply &Marketing Co., Ltd	24%	21%	16%

NOTE 10 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the PRC entitles employees to annual vacation leave after one year of service.  In general, all leave must be utilized annually with proper notification.  Any unutilized leave is cancelled.

NOTE 11 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, the Company is required to allocate ten percent of net income after taxes, not to exceed fifty percent of registered capital to a statutory reserve. The balances at September 30, 2010, December 31, 2009 and December 31, 2008 were $194,007, $194,007 and $169,897, respectively.As of December 31, 2009, the balance of the statutory reserve reached 50% of the Company’s registered capital and thus no further reserves will be required. These reserves are not distributable as cash dividends. The board of directors of the Company has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

NOTE 12 – LEASE PAYMENT WAIVE

In December, 2003, the Company entered into an agreement with a shareholder Mr. Juhong Liang, who owns 70% of the Company. Pursuant to the agreement, Mr. Liang agreed to waive the lease fees for buildings and the related land use right of approximately $263,489 (RMB1.8 million) per year from December 18th, 2003 to December 17th, 2013.  As a result, the Company has been recorded in the estimated value of this waive as a lease expense and a corresponding entry to additional paid in capital. These lease expenses for the nine months ended September 30, 2010, for the years ended December 31, 2009 and 2008 have been $199,565, $263,489 and $254,701, respectively.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 10, 2010 and has determined that there were no subsequent events to recognize or disclose in these financial statements.

On July 15th, 2010, the Company entered into an Equity Ownership Transfer Agreement (“Acquisition Agreement”) with Home System Group. As part of this Acquisition Agreement, all of the Company’s shareholders hadagreed to sell 100% of their equity interest in Company for total cash consideration of approximately $15,000,000. The closing of this acquisition occurred on October 1, 2010.